                                                                    Exhibit 16.1




                                                     April 16, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sir/Madam:

         We have read the first four (4) paragraphs of Item 4 included in the Current Report on Form 8-K, dated April 11, 2002, of Sirius Satellite Radio Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                        Very truly yours,



                                        /s/ Arthur Andersen LLP
                                            ----------------------
                                           ARTHUR ANDERSEN LLP